Exhibit 5.1

Ruhnn Holding Limited	D +852 3656 6054
7-1, Hongpu Road (North)	E nathan.powell@ogier.com
Yuhang District
Hangzhou, Zhejiang
China	Reference: NMP/FYC/175901.00001

22 March 2019

Dear Sirs

Ruhnn Holding Limited (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of certain American depository shares (the ADSs) representing the Company’s Class A ordinary shares of par value of US$0.000000001 par value each (the Underlying Shares).

We are furnishing this opinion as Exhibits 5.1, 8.2 and 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in Schedule 1.  A reference to a Schedule is a reference to a schedule to this opinion and the headings herein are for convenience only and do not affect the construction of this opinion.

1                                        Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents:

(a)                                the certificate of incorporation of the Company dated 11 May 2018 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

(b)                                the amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 4 October 2018 (the Pre-IPO Memorandum and Articles);

(c)                                 the second amended and restated memorandum and articles of association of the Company adopted by special resolutions dated 5 March 2019 and effective immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Underlying Shares (the IPO Memorandum and Articles);

(d)                                a certificate of good standing dated 20 March 2019 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

Ogier
British Virgin Islands, Cayman Islands, Guernsey, Jersey and Luxembourg practitioners

Floor 11 Central Tower
28 Queen’s Road Central	Partners
Central	Nicholas Plowman
Hong Kong	Nathan Powell
Ray Ng
Kate Hodson
T +852 3656 6000	Anthony Oakes
F +852 3656 6001	Oliver Payne
ogier.com	James Bergstrom
Marcus Leese

(e)                                 a register of directors and officers of the Company filed with the Registrar on 15 March 2019 (the ROD);

(f)                                  a certified true copy of the register of members of the Company as at 14 March 2019 (the ROM, and together with the ROD, the Registers);

(g)                                 a certificate from a director of the Company dated 22 March 2019, a copy of which is attached hereto (the Director’s Certificate);

(h)                                a copy of the unanimous written resolutions of the directors of the Company dated 5 March 2019 approving the Company’s filing of the Registration Statement and issuance of the ADSs and the Underlying Shares (the Board Resolutions);

(i)                                    a copy of the unanimous written resolutions of the shareholders of the Company dated 5 March 2019 (the Shareholder Resolutions, and together with the Board Resolutions, the Resolutions); and

(j)                                   the Registration Statement.

2                                        Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)                                all original documents examined by us are authentic and complete;

(b)                                all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)                                 all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)                                each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)                                 all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(f)                                  the Board Resolution remains in full force and effect and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering which has not been properly disclosed in the Board Resolutions;

(g)                                 neither the directors and shareholders of the Company have taken any steps to appoint a liquidator of the Company and no receiver has been appointed over any of the Company’s property or assets;

(h)                                the maximum number of Underlying Shares to be issued by the Company under the ADSs would not exceed the Company’s authorised share capital and the consideration payable for each ADS representing the Underlying Shares shall not be less than the aggregate par value of such number of Underlying Shares; and

(i)                                    there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

3                                        Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)                                The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Share capital

(b)                                The authorised share capital of the Company, with effect immediately prior to the completion of the Company’s initial public offering of the ADSs representing the Underlying Shares, will be US$1 divided into 1,000,000,000 shares comprising of (i) 822,665,750 Class A ordinary shares of a par value of US$0.000000001 each and (ii) 177,334,250 Class B ordinary shares of a par value of US$0.000000001.

Valid Issuance of Underlying Shares

(c)                                 The issuance and allotment of the Underlying Shares have been duly authorised and, when issued and allotted and once consideration is paid for in accordance with the Registration Statement, will be validly issued, fully paid and non-assessable. Once the register of members of the Company has been updated to reflect the issuance, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their respective name.

Registration Statement - Taxation

(d)                                The statements contained in the Registration Statement in the section headed “Cayman Islands Taxation”, in so far as they purport to summarise the laws or regulations of the Cayman Islands, are accurate in all material respects and that such statements constitute our opinion.

4                                        Limitations and Qualifications

4.1                              We offer no opinion:

(a)                                as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands; or

(b)                                except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents.

4.2                              Under the Companies Law (Revised) (Companies Law) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees.  A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

4.3                              In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar.  We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Law.

5                                        Governing law of this opinion

5.1                              This opinion is:

(a)                                governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)                                limited to the matters expressly stated in it; and

(c)                                 confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

5.2                              Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

6                                        Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the ADSs and the Underlying Shares while the Registration Statement is effective.

Yours faithfully

/s/ Ogier
Ogier